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EXHIBIT 10.6

REAFFIRMATION OF SUBORDINATION AGREEMENT AND PLEDGE AGREEMENT

        This Reaffirmation of Subordination Agreement and Pledge Agreement ("Agreement") is made as of ____________ __, 2001 by and among SILICON VALLEY BANK, a California banking corporation ("SVB"), and DCDC Merge ("Merger Subsidiary"), a California corporation.

RECITALS

    A. IMSI is indebted to SVB pursuant to a Loan and Security Agreement dated November 3, 1998 ("SVB Loan Agreement").

           The obligations under the SVB Loan Agreement ("SVB Obligations") are secured by all assets of IMSI described in said agreement ("Collateral").

           In addition the SVB Obligations are secured by the terms of an Intellectual Property Security Agreement ("IMSI IP Security Agreement") executed by IMSI dated November 3, 1999 and by the assets described therein ("IP Collateral").

           In addition the SVB Obligations are secured by the terms of a Pledge Agreement ("Pledge Agreement") executed by IMSI encumbering all shares of stock in ArtToday which are owned by IMSI.

    B. IMSI was obligated to Union Bank of California ("UBOC") pursuant to the terms of the First Amended and Restated Loan Agreement dated as of April 23, 1999, between IMSI and UBOC, including any promissory notes issued thereto and all documents executed in connection therewith, as amended and modified (collectively, "UBOC Loan Agreement").

           The obligations under the UBOC Loan Agreement ("UBOC Obligations") are secured by the Collateral.

           In addition the UBOC Obligations are secured by the terms of the Intellectual Property Security Agreement executed by IMSI dated November 3, 1999 and by the IP Collateral.

           In addition the UBOC Obligations are secured by the terms of the Pledge Agreement encumbering all shares of stock in ArtToday which are owned by Borrower.

    C. Prior hereto IMSI and SVB and other parties entered into a Restructure Agreement, dated as of October 9, 2001 which restructured and reduced the monetary obligations owed by IMSI under the SVB Loan Agreement.

    D. On October 9, 2001 IMSI executed as maker a promissory note ("Revised Promissory Note") in the original principal sum of $1,200,000 which reflects the reduction of the monetary obligations of IMSI under the SVB Loan Agreement.

    E. Prior hereto DCDC purchased the UBOC Loan Agreement; and subordinated the repayment of the UBOC Loan Agreement to the repayment of the SVB Loan Agreement and subordinated all liens which secure the UBOC Loan Agreement to the liens which secure the repayment of the SVB Loan Agreement, and pledged the UBOC Loan Agreement as collateral to secure such subordination.


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    J.     Digital Creative Development Corporation ("DCDC") intends to merge with a wholly owned subsidiary of IMSI ("Merger Subsidiary") in such a manner that Merger Subsidiary acquires all assets and obligations of DCDC (the "Merger Transaction"). As a result of the Merger Transaction Merger Subsidiary shall acquire the UBOC Loan Agreement and all liens related thereto subject to the subordination agreed to by DCDC.

AGREEMENT

        NOW THEREFORE, in consideration of the above recitals and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        Reaffirmation. Merger Subsidiary hereby reaffirms the DCDC Subordination Agreement and each and every covenant, representation and warranty contained therein as if it were made by Merger Subsidiary in the original document.

        Acknowledgment of Pledge Agreement. Merger Subsidiary hereby recognizes and agrees that it is obligated as pledgor under the Pledge Agreement and bound by all of the terms thereof.

        Enforceability and No Defenses. Merger Subsidiary hereby confirms that the DCDC Subordination Agreement and the Pledge Agreement remain in full force and effect and that there are no defenses, offsets or counter-claims to its liability thereunder.

        Acknowledgment of Liens Under Pledge Agreement. Merger
        Subsidiary hereby recognizes and agrees that the security provisions of the DCDC Pledge Agreement continue to secure the performance of all obligations under the DCDC Subordination Agreement;

        Effectiveness of Reaffirmation. This Reaffirmation Agreement is effective upon completion of the Merger Transaction.

        Controlling Provisions. To the extent that there is any inconsistency or conflict between the terms, conditions and provisions of the DCDC Pledge Agreement or the Pledge Agreement and this Agreement, the terms, conditions and provisions of this Agreement will prevail.

        Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Merger Subsidiary may not assign this Agreement or any rights and duties or obligations of them hereunder without the prior written consent of SVB. SVB may assign this Agreement with the assignment of the SVB Loan Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

____________________.,                     SILICON VALLEY BANK,
a California corporation                   a California corporation

By:  /s/ MARTIN WADE III                   By:   /s/ SUSAN PHILLIPS McGEE
     ------------------------------              -------------------------------
Its: CEO                                   Its:  Vice President
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